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	                                        EXHIBIT 23.3





	CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.:

We consent to the incorporation by reference in the registration statement of our report dated February 3, 1997 which is included in the December 31, 1996 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.


                              /s/ KPMG Peat Marwick LLP


New York, New York
June 20, 1997